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                                                                    EXHIBIT 23.1


KPMG Peat Marwick LLP

     1000 First Interstate Center
     401 N. 31st Street
     P.O. Box 7108
     Billings, MT 59103






                        Independent Accountants' Consent




The Board of Directors
Powerhouse Technologies, Inc.

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.



                              /s/ KPMG Peat Marwick LLP


                              KPMG PEAT MARWICK LLP

Billings, Montana

January 15, 1998